                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Under Rule 14a-12

              CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

           1)   Amount previously paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No:
                ----------------------------------------------------------
           3)   Filing party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                   April 6, 2001

Dear Stockholder,

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Charles River Laboratories International, Inc. (the "Company") to be held at 10 a.m. on Tuesday, May 8, 2001, at the Lanam Club, 260 North Main Street, Andover, Massachusetts.

    At the Annual Meeting, ten persons will be elected to the Board of Directors. The Company will seek Stockholder approval of an increase of 2,600,000 in the aggregate number of shares of stock that may be delivered in satisfaction of awards under the the Company's 2000 Incentive Plan. In addition, the Company will ask the Stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ JAMES C. FOSTER
              ------------------------------------------------------------------
                                          James C. Foster
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                           CHARLES RIVER LABORATORIES
                              INTERNATIONAL, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

                            ------------------------

To the Stockholders of
Charles River Laboratories International, Inc.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 8, 2001, at the Lanam Club, 260 North Main Street, Andover, Massachusetts, at 10 a.m. for the following purposes:

    1. To elect ten members to the Board of Directors to hold office until the next annual meeting of Stockholders.

    2. To consider and act upon a proposal to increase by 2,600,000 the aggregate number of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), that may be delivered in satisfaction of awards under the Company's 2000 Incentive Plan.

    3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 29, 2001.

    4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ DENNIS R. SHAUGHNESSY
          ----------------------------------------------------------------------
                                          Dennis R. Shaughnessy
                                          SECRETARY

                           CHARLES RIVER LABORATORIES
                              INTERNATIONAL, INC.
                             251 BALLARDVALE STREET
                              WILMINGTON, MA 01887
                                 (978) 658-6000

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Lanam Club, 260 North Main Street, Andover, Massachusetts, on Tuesday, May 8, 2001, at 10 a.m. and any adjournments thereof (the "Meeting").

    Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

    - FOR the election of the ten nominees for director named herein,

    - FOR the proposal to increase by 2,600,000 the aggregate number of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), that may be delivered in satisfaction of awards under the Company's 2000 Incentive Plan, and

    - FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 29, 2001.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

    Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposals to increase by 2,600,000 the aggregate number of shares of the Company's Common Stock that may be delivered in satisfaction of awards under the Company's 2000 Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 29, 2001, the affirmative vote of a majority of votes cast is required. Because abstentions are not part of the votes cast, they have no effect on the two proposals.

    If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not counted for the purpose of electing directors and approving the proposals relating to the 2000 Incentive Plan and the ratification of independent public accountants.

    The close of business on March 12, 2001 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 12, 2001, the Company had 36,627,642 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by Stockholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail or the Internet may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a cost of approximately $6,000 plus reimbursement of expenses.

    This Proxy Statement and the accompanying proxy are being mailed on or about April 6, 2001 to all Stockholders entitled to notice of and to vote at the Meeting.

    The Annual Report to Stockholders for the fiscal year ended December 30, 2000 is being mailed to Stockholders with this Proxy Statement, but does not constitute a part hereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows information regarding the beneficial ownership of the Company's Common Stock as of March 12, 2001, which is the record date for the purposes of determining Stockholders entitled to vote at the Annual Meeting and, as of March 22, 2001, one day following the March 21, 2001 closing of the public offering in which we sold 3,500,000 shares of Common Stock and certain Stockholders of the Company sold 4,550,000 shares of Common Stock. For each of the two dates, the table covers:

    - Each person or group of affiliated persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock,

    - Each current member of the Board of Directors,

    - Each executive officer named in the Summary Compensation Table on page 10 hereof, and

    - All current directors and executive officers as a group.

The beneficial ownership has been determined in the table in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person on each of the two dates, we have deemed shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of March 12, 2001 and that are currently exercisable or will become exercisable within 60 days of March 22, 2001, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by that Stockholder. Beneficial ownership percentage is based on 36,627,642, and 40,127,642 shares of Common Stock outstanding as of March 12, 2001 and March 22, 2001, respectively.

    The address for each listed director and officer is c/o Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887.

                                                                                        PERCENTAGE OF SHARES
                                       NUMBER OF SHARES       NUMBER OF SHARES               OUTSTANDING
                                      BENEFICIALLY OWNED     BENEFICIALLY OWNED    -------------------------------
NAME OF BENEFICIAL OWNER             AS OF MARCH 12, 2001   AS OF MARCH 22, 2001   MARCH 12, 2001   MARCH 22, 2001
------------------------             --------------------   --------------------   --------------   --------------
DLJ Merchant Banking Partners II,
  L.P. and related investors(1),
  (2)..............................       16,131,347             12,670,253             42.1%            30.3%
Bausch & Lomb Incorporated(3)......        2,477,547              1,939,586              6.8              4.8
James C. Foster....................          490,646(5)             438,646(5)           1.3              1.1
Real H. Renaud.....................          117,569(6)             104,569(6)             *                *
Dennis R. Shaughnessy..............          107,354(7)              94,357(7)             *                *
David P. Johst.....................          115,727(8)             115,727(8)             *                *
Thomas F. Ackerman.................           98,648(9)              85,648(9)             *                *
Robert Cawthorn(4).................               --                     --               --               --
Stephen D. Chubb...................           36,895(10)             36,895(10)            *                *
Thompson Dean(4)...................               --                     --               --               --
Stephen C. McCluski(3).............        2,477,547              1,939,586              6.8              4.8
Reid S. Perper(4)..................               --                     --               --               --
Douglas E. Rogers(4)...............               --                     --               --               --
Samuel O. Thier....................           21,300(11)             21,300(11)            *                *
William Waltrip....................           36,895(12)             36,895(12)            *                *
Henry Wendt III(4).................               --                     --               --               --
Officers and directors as a group
  (15 persons).....................        3,558,111(13)          2,922,658(13)          9.7              7.2

------------------------

  *  Less than 1%.

 (1) Consists of shares held directly or indirectly by the DLJMB Funds (defined on page 7) and the following related investors: DLJ Merchant Banking Partners, II, L.P.; DLJ Merchant Banking Partners II-A, L.P.; DLJ Investment Partners, L.P.; DLJ Offshore Partners II, C.V.; DLJ Capital Corp.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; DLJ First ESC L.P.; DLJ EAB Partners, L.P.; DLJ ESC II, L.P.; DLJ Investment Funding, Inc.; DLJ Capital Corporation; Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. See "Certain Relationships and Related Transactions." The address of each of these investors is 277 Park Avenue, New York, New York 10172, except the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

 (2) Includes 1,685,050 shares for the DLJMB Funds and affiliates underlying currently exercisable warrants.

 (3) Represents shares beneficially owned by Bausch & Lomb Incorporated through a wholly-owned subsidiary. Mr. McCluski is Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated.

 (4) Mr. Cawthorn is an independent consultant to Global Health Care Partners, a group at DLJ Merchant Banking, Inc., having been a Managing Director from 1997 to 1999. Messrs. Dean, Perper, Rogers and Wendt are officers of DLJ Merchant Banking, Inc., an affiliate of the DLJMB Funds. Shares shown for Messrs. Cawthorn, Dean, Perper, Rogers and Wendt exclude shares shown as held by the DLJMB Funds, as to which they disclaim beneficial ownership. The address of each of these investors is 277 Park Avenue, New York, New York 10172.

 (5) Includes 95,384 shares of Common Stock subject to options held by Mr. Foster that are exercisable within 60 days of March 12 and March 22, 2001, respectively.

 (6) Includes 22,710 shares of Common Stock subject to options held by Mr. Renaud that are exercisable within 60 days of March 12 and March 22, 2001.

 (7) Includes 20,379 shares of Common Stock subject to options held by Mr. Shaughnessy that are exercisable within 60 days of March 12 and March 22, 2001.

 (8) Includes 18,168 shares of Common Stock subject to options held by Mr. Johst that are exercisable within 60 days of March 12 and March 22, 2001.

 (9) Includes 18,168 shares of Common Stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 12 and March 22, 2001.

 (10) Includes 20,000 shares of Common Stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 12 and 22, 2001.

 (11) Includes 20,000 shares of Common Stock subject to options held by Mr. Thier that are exercisable within 60 days of March 12 and 22, 2001.

 (12) Includes 20,000 shares of Common Stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 12 and March 22, 2001.

 (13) Includes 246,163 shares of Common Stock subject to options exercisable within 60 days of March 12 and March 22, 2001.

                                   MANAGEMENT

BOARD OF DIRECTORS

    Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the Stockholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

    The Board of Directors has voted to set the size of the Board of Directors at ten and to nominate James C. Foster, Robert Cawthorn, Stephen D. Chubb, Thompson Dean, Stephen C. McCluski, Reid S. Perper, Douglas E. Rogers, Samuel O. Thier, William Waltrip and Henry Wendt III for election at the Meeting.

    Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

NAME                                  AGE          POSITION WITH THE COMPANY
----                                --------   ----------------------------------
James C. Foster...................     50      Chairman, Chief Executive Officer,
                                                 President and Director

Robert Cawthorn...................     65      Director

Stephen D. Chubb..................     57      Director

Thompson Dean.....................     43      Director

Stephen C. McCluski...............     48      Director

Reid S. Perper....................     41      Director

Douglas E. Rogers.................     46      Director

Samuel O. Thier...................     63      Director

William Waltrip...................     63      Director

Henry Wendt III...................     67      Director

    JAMES C. FOSTER joined us in 1976 as General Counsel. Over the past
24 years, Mr. Foster has held various staff and managerial positions, with Mr. Foster being named our President in 1991, Chief Executive Officer in 1992 and our Chairman in 2000. Mr. Foster also serves on the Board of Directors of BioTransplant, Inc. Mr. Foster received a B.A. from Lake Forest College, a M.S. from the Sloan School of Management at the Massachusetts Institute of Technology, and a J.D. from Boston University School of Law.

    ROBERT CAWTHORN is an independent consultant to Global Health Care Partners, a group at DLJ Merchant Banking, Inc., having been a Managing Director from 1997 to 1999. Mr. Cawthorn was Chief Executive Officer and Chairman of Rhone-Poulenc Rorer Inc. until May 1996. Further, he previously served as an executive officer of Pfizer International and was the first President of Biogen Inc. Mr. Cawthorn serves as Chairman of Actelion Ltd., and NextPharma Technologies S.A. and also serves as a director of H(2)O Technologies, Inc., PharmaNet Inc. and Pharma Marketing Ltd.

    STEPHEN D. CHUBB has been Chairman, Director and Chief Executive Officer of Matritech, Inc. since its inception in 1987. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Company. Mr. Chubb serves as a director of i-Stat Corporation and CompuCyte Corp.

    THOMPSON DEAN has been a Managing Partner of DLJ Merchant Banking, Inc. since November 1996. Previously, Mr. Dean was a Managing Director of DLJ Merchant Banking, Inc. and its predecessor since January 1992. Mr. Dean serves as a director of Von Hoffmann Press, Inc., Manufacturer's Services Limited, Phase Metrics, Inc., AKI Holdings Corp., Amatek Ltd., DeCrane Aircraft Holdings Inc., Insilco Holding Corporation, Formica Corporation and Mueller Group, Inc.

    STEPHEN C. MCCLUSKI has been Senior Vice President and the Chief Financial Officer of Bausch & Lomb Incorporated since 1995. Previously, Mr. McCluski served as Vice President and Controller of Bausch & Lomb Incorporated and President of Outlook Eyewear Company. Since 2000, Mr. McCluski has been a director of Control Delivery Systems, Inc.

    REID S. PERPER has been a Managing Director of DLJ Merchant Banking, Inc. since January 2000. Mr. Perper was a Principal of DLJ Merchant Banking, Inc. from 1996 to January 2000 and a Vice President from 1993 to 1996. Mr. Perper was formerly a director of IVAC Holdings, Inc. and Fiberite Holdings, Inc.

    DOUGLAS E. ROGERS has been a Managing Director of Global Health Care Partners since 1996. Previously, Mr. Rogers was a Vice President at Kidder Peabody & Co., Senior Vice President at Lehman Brothers, and head of U.S. Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Computerized Medical Systems, Inc. and Wilson Greatbatch Ltd.

    SAMUEL O. THIER has been Chief Executive Officer of Partners HealthCare System, Inc. since July 1996 and President of Partners HealthCare System since 1994. Previously, he served as President of The Massachusetts General Hospital from 1994 through 1997 and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine of the National Academy of Sciences and Chairman of the American Board of Internal Medicine, and he is a Fellow of the American Academy of Arts and Sciences. He is a director of Merck & Co., Inc. and Pranalytica, Inc.

    WILLIAM WALTRIP has been a director of Bausch & Lomb Incorporated since 1985, and Chairman of the Board of Directors of Technology Solutions Company since 1993. Previously, Mr. Waltrip served as Chairman and Chief Executive Officer of Bausch & Lomb Incorporated, as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers
Brothers, Inc., and as Chief Operating Officer of IU International Corporation. He was also previously President and Chief Executive Officer and a director of Purolator Courier Corporation. He is a director of Teachers Insurance and Annuity Association, Thomas & Betts Corporation and Technology Solutions Company.

    HENRY WENDT III has been the Chairman of Global Health Care Partners since 1996. Previously, Mr. Wendt was Chairman of SmithKline Beecham Corporation and President and Chief Executive Officer of SmithKline Beckman Corp. prior to its merger with Beecham and served as founder and First Chairman of Pharmaceutical Partners for Better Health Care. Mr. Wendt serves as a director of Computerized Medical Systems, The Egypt Investment Company, Focus Technologies, West Marine Products and Wilson Greatbatch Ltd.

    Each of the Company's directors serves until the next annual meeting of the Stockholders and until a successor is duly elected and qualified or until his earlier death, resignation or removal. All members of the Board of Directors, other than Mr. Thier, were elected at the time of the recapitalization pursuant to the investors' agreement that was entered into in connection with that transaction. See "Agreement on Certain Director Nominations." Mr. Thier was elected as a director in April 2000. There are no family relationships between any of the Company's directors or executive officers. The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.

AGREEMENT ON CERTAIN DIRECTOR NOMINATIONS

    The Company, B&L CRL, Inc. (a subsidiary of Bausch & Lomb Incorporated), CRL Acquisition LLC, DLJ Merchant Banking Partners II, L.P. and certain related investors, DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. (DLJ Investment Partners, L.P. and DLJ Investment Partners, L.P. are collectively referred to as "DLJIP"), James C. Foster, Stephen D. Chubb, William Waltrip, our management and other of our investors are parties to an investors' agreement entered into in connection with the Company's recapitalization on September 29, 1999 and amended and restated on June 19, 2000 (the "Investors' Agreement"). Under the terms of the Investors' Agreement (see "Certain Relationships and Related Transactions--Investors' Agreement"), among other provisions, for so long as the aggregate number of shares of our Common Stock held by DLJ Merchant Banking Partners II, L.P. and its affiliated funds, which we refer to as the DLJMB Funds, is at least 10% of the initial aggregate number of shares purchased by the DLJMB Funds in the recapitalization, the parties to the Investors' Agreement shall vote their shares in favor of a Board of Directors consisting of at least nine but no more than twelve members, seven of whom (including the chairman) are to be appointed by DLJ Merchant Banking Partners II, L.P. The parties to the Investors' Agreement further agreed to vote for a director nominee designated by B&L CRL, Inc. and to vote in favor of the appointment of the Company's chief executive officer as a director.

    In addition, the parties to the Investors' Agreement agreed that DLJIP shall be entitled to designate one observer to the Board of Directors, who shall be entitled to receive a copy of any materials distributed to all members of the Board of Directors, until the date upon which DLJIP owns (directly or indirectly) less than fifty percent (50%) of the equity interest in the Company which it owned (indirectly) as of September 29, 1999. Brown Brothers Harriman also has the right to designate an observer to the Board.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year 2000, there were five meetings of the Board of Directors, and the various committees of the Board of Directors met a total of seven additional times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board of Directors on which he served during fiscal 2000, except for Thompson Dean, who attended two meetings of the Board of Directors and one meeting of the Compensation Committee, and Reid Perper and Stephen McCluski, who attended three of the five meetings of the Board of Directors.

    AUDIT COMMITTEE. The Audit Committee, which met five times in fiscal 2000, has three members, Messrs. Chubb, Thier and Waltrip. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please see also the report of the Audit Committee set forth elsewhere in this Proxy Statement.

    COMPENSATION COMMITTEE. The Compensation Committee, which met two times during fiscal 2000, has four members, Messrs. Cawthorn, Dean, Waltrip and Wendt. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee reviews the CEO's recommendations on compensation for all of the Company's officers and on adopting and changing major compensation policies and practices, and reports its recommendations to the entire Board of Directors for approval and authorization. The Compensation Committee also administers the Company's stock plans. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

    NOMINATING COMMITTEE. The Company does not have a standing nominating committee.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 2000, the Compensation Committee had four members, Messrs. Cawthorn, Dean, Waltrip and Wendt. No executive officer or employee of the Company is a member of the Compensation Committee. Since 1985, Mr. Waltrip has been a director of Bausch & Lomb Incorporated and was its Chief Executive Officer in 1996 and Chairman of the Board from 1996 to 1998, during which times the Company was a wholly-owned subsidiary of Bausch & Lomb Incorporated. Except as provided below, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

COMPENSATION OF DIRECTORS

    The Company pays each unaffiliated and non-employee director an annual fee of $10,000 for service as a director of the Company, plus $1,000 for each Board of Directors meeting attended and for each committee meeting attended on a day other than when the Board of Directors meets. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company.

    Directors are eligible to participate in the Company's 2000 Directors Stock Plan. The Company's 2000 Directors Stock Plan provides for the grant of both automatic and discretionary nonstatutory stock options to directors. Pursuant to the plan, each unaffiliated and non-employee director will be automatically granted an option to purchase 20,000 shares of Common Stock on the date he or she is first elected or named a director. On the day of each annual meeting of Stockholders, each independent director who served during the prior year will be awarded an option to purchase 4,000 shares of Common Stock (pro-rated if the director did not serve for the entire preceding year). There are 100,000 shares of Common Stock reserved under this plan. Options for 20,000 shares were granted under the plan in June 2000 to each of Messrs. Waltrip, Thier and Chubb.

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. The executive officers serve at the discretion of the Board of Directors.

NAME                                  AGE          POSITION WITH THE COMPANY
----                                --------   ----------------------------------
Thomas F. Ackerman................     46      Senior Vice President and Chief
                                                 Financial Officer

David P. Johst....................     39      Senior Vice President, Human
                                                 Resources and Administration

Real H. Renaud....................     54      Senior Vice President and General
                                                 Manager, European and North
                                                 American Animal Operations

Dennis R. Shaughnessy.............     43      Senior Vice President, Corporate
                                                 Development, General Counsel and
                                                 Secretary

Julia D. Palm.....................     53      Vice President and General
                                               Manager, Biomedical Products and
                                                 Services

    THOMAS F. ACKERMAN joined us in 1988 with over eleven years of combined public accounting and international finance experience. He was named Controller, North America in 1992 and became our Vice President and Chief Financial Officer in 1996. In 1999, he was named a Senior Vice President. He is currently responsible for overseeing our Accounting and Finance Department, as well as the Information Technology Group. Prior to joining us, Mr. Ackerman was an accountant at Arthur Anderson & Co. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and is a certified public accountant.

    DAVID P. JOHST joined us in 1991 as Corporate Counsel and was named Vice President, Human Resources in 1995. He became Vice President, Human Resources Administration in 1996, and a Senior Vice President in 1999. He is responsible for overseeing our Human Resources Department, as well as several other corporate staff departments. He also serves as our counsel on labor relations matters. Prior to joining the Company, Mr. Johst was a corporate associate at Boston's Hale and Dorr. Mr. Johst is a graduate of Dartmouth College, holds an M.B.A. from Northeastern University and received his J.D. from Harvard University Law School.

    REAL H. RENAUD joined us in 1964 and has 35 years of small animal production and related management experience. In 1986, Mr. Renaud became the Company's Vice President of Production, with responsibility for overseeing the Company's North American small animal operations, and was named Vice President, Worldwide Production in 1990. Mr. Renaud became Vice President and General Manager, European and North American Animal Operations in 1996, following a two-year European assignment during which he provided direct oversight to our European operations. In 1999 he became a Senior Vice President. Mr. Renaud attended Columbia University's executive education program, and has also studied at the Lyon Veterinary School and the Montreal Business School.

    DENNIS R. SHAUGHNESSY joined us in 1988 as Corporate Counsel and was named Vice President, Business Affairs in 1991. He became Vice President, Corporate Development and General Counsel in 1994 and is responsible for overseeing the Company's business development initiatives on a worldwide basis, as well as handling the Company's overall legal affairs. He became a Senior Vice President in 1999. Mr. Shaughnessy also serves as our Corporate Secretary. Prior to joining us, Mr. Shaughnessy was a corporate associate at Boston's Testa, Hurwitz & Thibeault and previously served in government policy positions.
Mr. Shaughnessy has a B.A. from The Pennsylvania State University, an M.S. from The University of Michigan, an M.B.A. from Northeastern University, and a J.D. from The University of Maryland School of Law.

    JULIA D. PALM joined us in 1995 with nearly 20 years of management and marketing experience in the medical device and biotechnology industries. Prior to joining us, she held various marketing positions with Becton Dickinson, National Medical Care and W.R. Grace, and served as President of W.R. Grace's Amicon Division immediately prior to joining us. Ms. Palm has responsibility for overseeing a portfolio of most of our biomedical products and services companies on a worldwide basis. Ms. Palm holds a B.A. in Biology from Denison University and an M.B.A. from Farleigh Dickinson University.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company on December 30, 2000 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 30, 2000.

                                                                                            LONG-TERM
                                                     ANNUAL COMPENSATION               COMPENSATION AWARDS
                                            --------------------------------------   -----------------------
                                                                       OTHER         RESTRICTED   SECURITIES
                                  FISCAL                               ANNUAL          STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR      SALARY     BONUS     COMPENSATION(1)     AWARD(S)     OPTIONS     COMPENSATION(2)
---------------------------      --------   --------   --------   ----------------   ----------   ----------   ----------------
James C. Foster ..............     2000     $341,250   $601,293       $ 32,010            --        40,000         $132,292
  Chairman, Chief Executive        1999      324,727    790,001        355,357            --       558,824          135,200
  Officer, President and           1998      308,700    230,705(3)       33,717        4,500(5)     19,000          171,268
  Director

Real H. Renaud ...............     2000      236,250    208,490         12,760            --        16,000           44,075
  Senior Vice President and        1999      224,475    236,391        100,647            --       163,793           42,252
  General Manager, European        1998      212,000     99,814         21,559            --         4,200           43,275
  and North American Animal
  Operations

Dennis R. Shaughnessy ........     2000      185,000    240,873         14,511            --        16,000            6,020
  Senior Vice President,           1999      176,239    290,542        323,616(4)         --       134,642           61,057
  Corporate Development,           1998      167,800     79,898         21,968            --         4,200           60,088
  General Counsel and
  Secretary

David P. Johst ...............     2000      162,000    204,513          7,661            --        16,000           20,203
  Senior Vice President, Human     1999      154,209    238,767         84,569            --       125,254           60,003
  Resources and Administration     1998      146,800     69,911         11,689            --         4,200           58,182

Thomas F. Ackerman ...........     2000      162,000    204,154         14,026            --        16,000           38,400
  Senior Vice President and        1999      141,621    245,954         92,574            --       125,254           38,200
  Chief Financial Officer          1998      135,000     64,378         10,670            --         3,600           38,200

------------------------------

(1) Amounts in this column for 1999 include contractual payments made by Bausch & Lomb Incorporated to the named executive officers in lieu of accelerating their unvested Bausch & Lomb Incorporated options upon the closing of the recapitalization.

(2) Includes employer contribution under the Company's Executive Supplemental Life Insurance Retirement Plan (Mr. Foster (2000: $128,892), (1999:
    $132,000), (1998: $168,068); Mr. Renaud (2000: $40,675), (1999: $39,052),
    (1998: $40,075); Mr. Shaughnessy (2000: $2,620) (1999: $57,857), (1998:
    $57,956); Mr. Johst (2000: $16,803), (1999: $56,803), (1998: $54,982);
    Mr. Ackerman (2000: $35,000), (1999: $35,000), (1998: $35,000)) and Employee
    Savings Plan (Mr. Foster (2000: $3,400), (1999: $3,200), (1998: $3,200);
    Mr. Renaud (2000: $3,400), (1999: $3,200), (1998: $3,200); Mr. Shaughnessy
    (2000: $3,400), (1999: $3,200), (1998: $2,132); Mr. Johst (2000: $3,400),
    (1999: $3,200), (1998: $3,200); Mr. Ackerman (2000: $3,400), (1999: $3,200),
    (1998: $3,200)).

(3) Includes $12,000 paid under Bausch & Lomb Incorporated's Long Term Incentive Plan during 1998.

(4) Also includes a lump-sum payment of $253,000 made in return for relinquishment of right to participate in the Company's Executive Supplemental Life Insurance Retirement Plan.

(5) Represents the number of shares of Bausch & Lomb Incorporated common stock that Mr. Foster received as a restricted stock award.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding each stock option granted during fiscal year 2000 to each of the named executive officers.

                                             INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                            ------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF       % OF TOTAL                              RATES OF STOCK PRICE
                              SECURITIES       OPTIONS      EXERCISE                      APPRECIATION
                              UNDERLYING      GRANTED TO     OR BASE                   FOR OPTION TERM(2)
                             OPTIONS/SARS    EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                        GRANTED (#)(1)   FISCAL YEAR    ($/SHARE)      DATE         5%           10%
----                        --------------   ------------   ---------   ----------   ---------   -----------
James C. Foster...........      40,000            8.4%       $16.00     6/23/2010    $402,493    $1,019,995

Real H. Renaud............      16,000            3.4%        16.00     6/23/2010     160,997       407,998

Dennis R. Shaughnessy.....      16,000            3.4%        16.00     6/23/2010     160,997       407,998

David P. Johst............      16,000            3.4%        16.00     6/23/2010     160,997       407,998

Thomas F. Ackerman........      16,000            3.4%        16.00     6/23/2010     160,997       407,998

------------------------

(1) The options were granted pursuant to the Company's 2000 Incentive Plan. The options granted to the named executive officers are incentive stock options to the extent permitted by law and vest annually in three equal installments.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth for each of the named executive officers the Company options exercised during the 2000 fiscal year, the number of shares covered by both exercisable and unexercisable stock options as of December 30, 2000 and the value of "in-the-money" options as of December 30, 2000. None of our named executive officers exercised Company stock options in 2000.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING             VALUE OF THE UNEXERCISED
                                                            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             SHARES                       AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END(1)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                      EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ------------   ------------   -----------   -------------   -----------   -------------
James C. Foster.........          --             --        23,123        575,701        $509,747     $12,264,529

Real H. Renaud..........          --             --         5,505        174,288         121,358       3,671,459

Dennis R. Shaughnessy...          --             --         4,949        145,693         109,101       3,041,082

David P. Johst..........          --             --         4,404        136,850          97,086       2,846,138

Thomas F. Ackerman......          --             --         4,404        136,850          97,086       2,846,138

------------------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $27.35, the closing sale price per share of the Company's Common Stock, as reported on the New York Stock Exchange on December 30, 2000, less the option exercise price.

PENSION AND SAVINGS PLANS

    One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees. Benefits are based on participants' highest five consecutive years of compensation and years of service. The amount of pension payable at normal retirement (the later of age 65 and 5 years of service) is equal to the greater of: (1) 1 1/8% of participants' highest five consecutive years of compensation multiplied by years of service up to 40 years, less the maximum offset allowance determined in accordance with Internal Revenue Code
Section 401(l); and (2) $180 multiplied by years of service. Participant's rights vest upon completion of five years of service.

    Certain officers and key employees of the Company also participate in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this Plan will equal a percentage of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and thereafter at the rate of 50%. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The Company has taken out several key person life insurance policies with the intention of using their cash surrender value to fund the ESLIRP Plan.

    The following table shows the total estimated annual benefits payable under the ESLIRP beginning at retirement (age 62) and continuing until the executive's death. These estimates are based on the assumptions that an employee will continue to work for the Company until normal retirement with no change in current 2000 compensation. The total benefit below is offset by the Charles River Laboratories, Inc. Pension Plan and Social Security. Amounts shown are paid as a 15 year certain and continuous annuity with a 50% spousal benefit after the 15 years.

HIGHEST FIVE-YEAR              RETIREMENT AT AGE 62
AVERAGE COMPENSATION           ALL YEARS OF SERVICE
--------------------           --------------------
$ 200,000....................        $110,000
  300,000....................         165,000
  400,000....................         220,000
  500,000....................         275,000
  600,000....................         330,000
  700,000....................         385,000
  800,000....................         440,000
  900,000....................         495,000
 1,000,000...................         550,000

    The (i) 2000 pensionable earnings (salary and bonus), (ii) current years of service and (iii) projected total service at age 62 are as follows for each of the named executive officers:

                                                                        PROJECTED TOTAL
NAME                                  COMPENSATION   YEARS OF SERVICE   YEARS OF SERVICE
----                                  ------------   ----------------   ----------------
Thomas F. Ackerman..................    $279,579           13.0               29.0

James C. Foster.....................     748,578           25.6               36.6

David P. Johst......................     283,028           10.0               33.0

Real H. Renaud......................     354,926           36.3               44.3

Dennis R. Shaughnessy...............     329,215           12.3               30.3

    The estimated annual vested accrued benefits payable upon retirement at age 62, based on the 2000 pensionable earnings shown in the table above, is as follows for the named executive officers participating in the ESLIRP, subject to offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security: Mr. Ackerman ($153,768), Mr. Foster ($411,718),
Mr. Johst ($155,665) and Mr. Renaud ($195,209). Mr. Shaughnessy is no longer a participant in the ESLIRP. The estimated annual vested accrued benefits payable upon retirement at age 65 (the normal retirement age under the pension plan) to Mr. Shaughnessy under the Charles River Laboratories, Inc. Pension Plan is $17,100.

EMPLOYEE AGREEMENTS AND COMPENSATION ARRANGEMENTS

    The Company does not currently have employment agreements with any of its named executive officers.

SEVERANCE PLANS

    In January 1999, Charles River Laboratories, Inc. adopted the 1999 Charles River Laboratories Officer Separation Plan. This plan provides for severance payments to vice presidents and more senior officers who are terminated for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who have not been offered comparable positions within the Company. A participant under the plan is entitled to a severance payment equal to one year of the officer's base pay plus the accrued vacation pay payable to the officer as of the separation date. Under certain circumstances, a participant is also entitled to receive a PRO RATA portion of the participant's incentive bonus under the terms of the plan. Each of the named executive officers other than Mr. Renaud is a participant under the plan. In
January 1992, Mr. Renaud entered into an agreement with Charles River Laboratories, Inc. providing for a severance payment equal to one year of his base pay if he is terminated for any reason other than for cause, and up to one additional year of base pay until he finds non-competing employment. The plan and the 1992 agreement with Mr. Renaud each prohibit the participant from competing with Charles River Laboratories, Inc. for one year after termination of the participant's employment.

    On July 25, 1999, Charles River Laboratories, Inc. entered into an agreement with each of the named executive officers providing for a severance payment to any covered officer terminated by Charles River Laboratories, Inc. prior to September 29, 2000 for any reason other than cause. Under these agreements, Mr. Foster is entitled to a severance payment equal to two and one-half times his base salary and each of Messrs. Thomas F. Ackerman, David P. Johst and Dennis R. Shaughnessy is entitled to a severance payment equal to two times his base salary.

PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on June 23, 2000 and ending on December 30, 2000 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the S&P 500 Index and the Nasdaq Pharmaceutical Index during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to June 23, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Standard & Poor's Institutional Market Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL SHAREHOLDER RETURNS

               CHARLES RIVER LABORATORIES     S&P            NASDAQ
MONTHS ENDING         INTERNATIONAL, INC.  500 INDEX  PHARMACEUTICAL INDEX
06/23/2000                        $100.00    $100.00               $100.00
06/30/2000                        $100.85    $100.91               $103.71
07/28/2000                        $125.29     $98.57                $96.58
08/25/2000                        $125.29    $104.72               $112.11
09/29/2000                        $154.55     $99.93               $113.88
10/27/2000                        $115.91     $96.04               $102.46
11/24/2000                        $109.66     $93.54                $95.90
12/29/2000                        $124.43     $92.12                $94.90

                               BASE PERIOD
COMPANY / INDEX                 6/23/2000    6/30/2000   7/28/2000   8/25/2000   9/29/2000   10/27/2000   11/24/2000   12/29/2000
---------------                -----------   ---------   ---------   ---------   ---------   ----------   ----------   ----------
CHARLES RIVER LABORATORIES
  INTERNATIONAL, INC.........      100        100.85      125.29      125.29      154.55       115.91       109.66       124.43
S&P 500 INDEX................      100        100.91       98.57      104.72       99.93        96.04        93.54        92.12
NASDAQ PHARMACEUTICAL
  INDEX......................      100        103.71       96.58      112.11      113.88       102.46        95.90        94.90

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee, which consists of Mr. Dean, Mr. Cawthorn, Mr. Waltrip and Mr. Wendt, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal year 2000 as they affect Mr. Foster, in his capacity as Chairman, President and Chief Executive Officer of the Company, and the other executive officers of the Company.

    The objectives of the Company's executive compensation program are to:

    - Provide a competitive compensation package that will attract and retain superior talent and reward performance.

    - Support the achievement of desired Company performance.

    - Align the interests of executives with the long-term interests of Stockholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's executive officer compensation program is comprised of:
(i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and
(iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the Stockholders and encouraging the achievement of superior results over an extended period.

    The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with companies who compete with the Company to attract and retain employees.

    In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company on various components of compensation. The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

BASE SALARY

    The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to companies in the biotechnology industry and other comparable companies. In determining salaries the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies, as well as a broader group of companies of comparable size and complexity to attract talented personnel.

ANNUAL INCENTIVE BONUSES

    The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on performance against established financial objectives, as well as a subjective assessment by the Compensation Committee of the officer's individual contribution to the overall performance of the Company. Bonuses are awarded on an annual basis.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option participation aligns executive officers' interests with those of the Stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Foster has held the position of President since 1991, CEO since 1992 and Chairman since June 2000. Mr. Foster currently receives an annual base salary, which has been increased by the Board of Directors periodically. In 2000, Mr. Foster had a base salary of $341,250, which was consistent with the range of salary levels received by his counterparts in companies in the biotechnology industry and other comparable companies. Mr. Foster also received an annual bonus of $601,293, which was based primarily on the Company's overall financial performance in fiscal 2000. The Compensation Committee believes Mr. Foster has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

    The Company granted stock options to Mr. Foster to purchase 558,824 shares at an exercise price of $5.33 in fiscal 1999 and 40,000 shares at an exercise price of $16.00 in fiscal 2000. This option package is designed to align the interests of Mr. Foster with those of the Company's stockholders with respect to short-term operating results and long term increases in the price of the Company's stock. The grant of these options is consistent with the goals of the Company's stock option program as a whole.

                                          THE COMPENSATION COMMITTEE:

                                          Mr. Dean (Chairman)
                                          Mr. Cawthorn
                                          Mr. Waltrip
                                          Mr. Wendt

                           REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE, has furnished the following report:

    The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year December 30, 2000, the Audit Committee took the following actions:

    - Reviewed and discussed the audited financial statements for the fiscal year ended December 30, 2000 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

    - Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    - Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

    Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                          Members of the Charles River
                                          Laboratories
                                          International, Inc. Audit Committee

                                          Stephen D. Chubb (Chairman)
                                          Samuel O. Thier
                                          William Waltrip

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RECAPITALIZATION

    Effective September 29, 1999, all assets, liabilities and operations of Charles River Laboratories, Inc., which had been held by Bausch & Lomb Incorporated and certain of its affiliated entities, were, pursuant to a recapitalization agreement, contributed to an existing dormant subsidiary that was subsequently renamed Charles River Laboratories, Inc. Under the terms of the recapitalization, Charles River Laboratories, Inc., which had been a wholly-owned subsidiary of Bausch & Lomb Incorporated, became a wholly-owned subsidiary of the Company.

FINANCIAL ADVISORY FEES AND AGREEMENTS

    Donaldson, Lufkin & Jenrette Securities Corporation (or DLJ Securities Corporation), an affiliate of the DLJMB Funds, received customary fees and expense reimbursement for its services as financial advisor for the recapitalization and as the initial purchaser of the units. DLJ Capital Funding, an affiliate of the DLJMB Funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the Company's credit facility and as a lender under the facility. The aggregate amount of all fees paid to the DLJ entities in connection with the recapitalization and the related financing was approximately $13.2 million plus out-of-pocket expenses. We paid a fee to the lenders under our existing credit facility, including DLJ Capital Funding, in connection with amendments to that facility and to DLJ Capital Funding for an irrevocable commitment, which has since expired, to provide the Company with a new credit facility. Credit Suisse First Boston, New York branch is an affiliate of DLJ Capital Funding and had assumed such commitment to provide us with a new credit facility. The aggregate fees payable to DLJ Capital Funding in connection with such consent and commitment were approximately $1.1 million. DLJ Securities Corporation, whose corporate parent was recently acquired by Credit Suisse Group, of which Credit Suisse First Boston Corporation is an indirect subsidiary, was co-managing underwriter in the Company's initial public offering and received customary fees of approximately $4.4 million, and DLJDIRECT, Inc., an affiliate of DLJ Securities Corporation and Credit Suisse First Boston Corporation, was an underwriter and received approximately $0.1 million. We also paid a premium of approximately
$24.5 million to DLJMB and the other investors for early repayment of our senior discount debentures due in 2010. Credit Suisse First Boston Corporation acted as a managing underwriter in a public offering of shares by the Company and certain of its Stockholders that closed on March 21, 2001, and received fees of approximately $1,171,875 from the Company and $1,515,820 from the selling Stockholders for its services.

    Under the Investors' Agreement, for a period of five years from the date of the Investors' Agreement, we have agreed to engage Credit Suisse First Boston Corporation or its affiliates as our exclusive financial and investment banking advisor. We expect that Credit Suisse First Boston Corporation or such affiliate will receive customary fees for such services rendered and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection with any such engagement. We expect that any such arrangement will include provisions for the indemnification of Credit Suisse First Boston Corporation against some liabilities, including liabilities under the federal securities laws.

CRL ACQUISITION LLC

    Effective June 21, 2000, the Company's current Stockholders, including CRL Acquisition LLC, transferred all of their shares to us in exchange for newly issued shares of our common stock. Each old share was exchanged for 1.927 new shares. In connection with the offering, CRL Acquisition LLC distributed a substantial portion of these shares to its limited liability company unit holders.

INVESTORS' AGREEMENT

    The Company, B&L CRL, Inc. (a subsidiary of Bausch & Lomb Incorporated), CRL Acquisition LLC, DLJ Merchant Banking Partners II, L.P. and certain related investors, James C. Foster, Stephen D. Chubb, William Waltrip, our management and other of our investors are parties to the Investors' Agreement, which was entered into in connection with the Company's recapitalization on September 29, 1999 and amended and restated on June 19, 2000. See "MANAGEMENT--Agreement on Certain Director Nominations." The Investors' Agreement provides, among other things, that any person acquiring shares of Common Stock who is required by the Investors' Agreement or by any other agreement or plan of the Company to become a party to the Investors' Agreement will execute an agreement to be bound by the Investors' Agreement.

    The terms of the Investors' Agreement restrict transfers of the shares of Common Stock by management and some other investors and some future Stockholders. The agreement provides for, among other things:

    - the ability of some Stockholders to participate in particular sales of the Company's shares;

    - the ability of DLJMB Funds or CRL Acquisition LLC to require the other Stockholders to sell shares of Common Stock held by them in particular circumstances if the DLJMB Funds or CRL Acquisition LLC choose to sell shares owned by them;

    - some registration rights with respect to shares of Common Stock, including rights to indemnification against some liabilities, including liabilities under the Securities Act; and

    - pre-emptive rights of all the parties, other than CRL Acquisition LLC and its permitted transferees, to acquire its pre-emptive portion of Common Stock in particular instances when the Board proposes to issue Common Stock.

    The Investors' Agreement also provides that the Board of Directors will consist of at least nine but no more than twelve members, seven of whom (including the chairman) will be appointed by DLJ Merchant Banking Partners II, LP for so long as the aggregate number of shares of our Common Stock held by the DLJMB Funds is at least 10% of the initial aggregate number of shares purchased by the DLJMB Funds in the recapitalization. The Investors' Agreement also provides that B&L CRL, Inc. has the right to appoint one director and that the chief executive officer appointed by the board will serve as a director.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

    In connection with the recapitalization, some of our officers purchased units of CRL Acquisition LLC, some of whom also borrowed funds up to a maximum aggregate amount of $1.3 million from DLJ Inc. secured by their units. James C. Foster borrowed $300,000 and each of Real H. Renaud, Thomas F. Ackerman and Dennis R. Shaughnessy borrowed $200,000. Two weeks after the consummation of the recapitalization, the loans matured and were repaid. Following the repayment, the officers borrowed the following amounts from us: Mr. Foster ($300,000), Mr. Renaud ($150,000), Mr. Shaughnessy ($175,000) and Mr. Ackerman ($175,000).
The loans mature in ten years and interest accrues at 6.75%, the applicable federal rate. Each loan is fully recourse to the officer. Any after-tax proceeds from the sale of these shares and options by each officer will be used to repay his loan until it is repaid in full. Each note accelerates upon the termination of the borrower's employment with the Company for any reason.

REPAYMENT OF NOTES AND DEBENTURES

    In the third quarter of 2000, the Company repaid to Bausch & Lomb $46,884,000 of subordinated discount notes which were issued in connection with the recapitalization transaction. In addition, also in the third quarter of 2000, the Company repaid a total of $66,792,000 (including a $24,444,000 premium for early extinguishment) to the DLJMB Funds to extinguish senior discount debentures issued in connection with the recapitalization.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

    Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the Stockholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

    Under the terms of the Investors' Agreement (see "MANAGEMENT--Agreement on Certain Director Nominations"), the Company, B&L CRL, Inc. (a subsidiary of Bausch & Lomb Incorporated), CRL Acquisition LLC, DLJ Merchant Banking Partners II, L.P. and related investors, James C. Foster, Stephen D. Chubb, William Waltrip, our management and other of our investors agreed that, for so long as the aggregate number of shares of our Common Stock held by the DLJMB Funds is at least 10% of the initial aggregate number of shares purchased by the DLJMB Funds in the Company's recapitalization, the parties to the Investors' Agreement shall vote their shares in favor of a Board consisting of at least nine but no more than twelve members, seven of whom (including the chairman) shall be appointed by DLJ Merchant Banking Partners II, L.P., one of whom shall be appointed by B&L CRL, Inc., and one of whom shall be the Company's chief executive officer.

    The Board of Directors has voted (i) to set the size of the Board of Directors at ten, and (ii) to nominate James C. Foster, Robert Cawthorn, Stephen
D. Chubb, Thompson Dean, Stephen C. McCluski, Reid S. Perper, Douglas E. Rogers, Samuel O. Thier, William Waltrip and Henry Wendt III for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier death, resignation or removal.

    Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

    A plurality of the shares voted affirmatively at the Meeting is required to elect each nominee as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JAMES C. FOSTER, ROBERT CAWTHORN, STEPHEN D. CHUBB, THOMPSON DEAN, STEPHEN C. MCCLUSKI, REID S. PERPER, DOUGLAS E. ROGERS, SAMUEL O. THIER, WILLIAM WALTRIP AND HENRY WENDT III AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                   INCREASE IN THE AGGREGATE NUMBER OF SHARES
      THAT MAY BE DELIVERED IN SATISFACTION OF AWARDS UNDER THE COMPANY'S
                              2000 INCENTIVE PLAN
                                (NOTICE ITEM 2)

GENERAL

    The Company's Board of Directors and the Stockholders approved the Company's 2000 Incentive Plan (the "Plan") in 2000. A total of 1,189,000 shares of Common Stock were initially reserved for issuance under the Plan. The Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 and for awards to be eligible for the performance-based exception under Code Section 162(m) is subject to obtaining such Stockholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 2,600,000 the aggregate number of shares of Common Stock that may be delivered in satisfaction of awards under the Plan. This amendment is being submitted for Stockholder approval at the Meeting to ensure continued qualification of the Plan under the New York Stock Exchange rules, and Sections 422 and 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"). The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees, consultants of the Company or its affiliates and the members of the Board of Directors are eligible to participate in the Plan.

ELIGIBILITY TO RECEIVE AWARDS

    All employees, directors and individuals providing services to the Company or its affiliates, (approximately 3,500 people in total) are eligible to participate in the Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular group or person.

ADMINISTRATION OF THE PLAN

    The Compensation Committee administers the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards will be granted, the number of shares to be covered by each stock award and the terms and conditions upon which each of the awards may be granted including vesting periods, and transferability.

DESCRIPTION OF AWARDS

    The Plan provides for a number of awards including stock options, SARs, restricted stock, unrestricted stock, deferred stock, cash performance awards and other performance awards and grants of cash, or loans, made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant.

    STOCK OPTIONS. Stock options under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, consultants and directors.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is not transferable by the option holder except by will or by the laws of descent and distribution unless the Compensation Committee states otherwise in the optionee's option agreement.

    SARS. SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award.

    RESTRICTED STOCK. Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied.

    UNRESTRICTED STOCK. Unrestricted stock is an award of Stock not subject to any restrictions under the Plan.

    DEFERRED STOCK. Deferred stock is a promise to deliver stock or other securities in the future on specified terms described in each deferred stock agreement.

    CASH PERFORMANCE AWARDS. A cash performance award is a performance award payable in cash.

TRANSFERABILITY OF AWARDS

    Any award granted under the Plan is not transferable by the holder except by will or by the laws of descent and distribution unless the Compensation Committee states otherwise in the specific award agreement.

CERTAIN SHARE LIMITS ON AWARDS UNDER THE PLAN

    The maximum number of shares of stock for which stock options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of stock subject to other awards that may be delivered (or the value of which may be paid) to any person during such period, shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a stock option or SARs will be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan will be eligible to receive awards covering up to the full number of shares of stock then available for awards under the Plan. No awards may be granted under the Plan after June 5, 2010, but previously granted awards may extend beyond that date.

    In addition, no more than $2,000,000 may be paid to any individual with respect to any cash performance award (other than an award expressed in terms of shares of stock or units representing stock). In applying the dollar limitation of the preceding sentence: multiple cash performance awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to the $2,000,000 limit. Multiple cash performance awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company are not included in the limit described above; instead they are subject in the aggregate to a separate $2,000,000 limit.

RECLASSIFICATION OF STOCK

    Under the Plan, if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.

CERTAIN TRANSACTIONS

    If the Company undergoes any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" acquiring the beneficial ownership directly or indirectly of more than 50% of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (each a "Covered Transaction"), all outstanding awards under the Plan shall vest and, if relevant, become exercisable, all performance criteria and other conditions to any award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock shall be accelerated. Upon consummation of a Covered Transaction, all awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below. In the event of a Covered Transaction, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Compensation Committee determines.

AMENDMENT

    The Plan may be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee also be approved by the Stockholders if required to ensure favorable federal income tax treatment for any incentive stock options under Code Sections 422 and for awards to be eligible for the performance-based exception under Code Section 162(m). NYSE rules also require stockholder approval for certain amendments.

    As of December 30, 2000, an aggregate of 476,300 shares had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the Plan. No awards granted under the Plan are currently exercisable. On March 29, 2001, the closing market price per share of our Common Stock was $23.85, as reported on the NYSE.

FEDERAL INCOME TAX CONSIDERATIONS

    The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan:

    INCENTIVE STOCK OPTIONS. An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares

(which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

    NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.

    The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a non-qualified option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK APPRECIATION RIGHTS. The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

    RESTRICTED STOCK. A participant who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under
Section 16(b) of the Exchange Act. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

    A participant may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock. If a participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

    Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

    Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

    UNRESTRICTED STOCK. Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

    DEFERRED STOCK. A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted Stock."

    CASH PERFORMANCE AWARDS. Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.

    Section 162(m) of the Internal Revenue Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation if the plan pursuant to which the compensation is paid has been approved by Stockholders. Since the Plan has been approved and adopted by the Stockholders of the Company, nondiscretionary income pursuant to the Plan is fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m).

    OTHER. The tax consequences associated with any other stock-based awards granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

    The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

SUMMARY OF THE 2000 INCENTIVE PLAN

    The preceding summary of the 2000 Incentive Plan is qualified in its entirety by reference to the 2000 Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's home page (WWW.SEC.GOV). In addition, a copy may be obtained by making a written request to the General Counsel of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE PLAN TO INCREASE BY 2,600,000 THE AGGREGATE NUMBER OF SHARES THAT MAY BE DELIVERED IN SATISFACTION OF AWARDS UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                (NOTICE ITEM 3)

    The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 29, 2001. PricewaterhouseCoopers LLP were the Company's independent public accountants for the fiscal year ended December 30, 2000 and audited the Company's financial statements for the fiscal year ended December 30, 2000. The Board of Directors proposes that the Stockholders ratify the appointment for the fiscal year ended December 29, 2001. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    AUDIT FEES

    Fees for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 30, 2000 and the reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q in that year were $590,000, of which an aggregate amount of $298,000 was billed through December 30, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the Company's fiscal year ended December 30, 2000,
PricewaterhouseCoopers LLP did not provide any financial information systems design or implementation services to the Company.

    ALL OTHER FEES

    During the Company's fiscal year ended December 30, 2000, the Company paid PricewaterhouseCoopers LLP a total of $1,859,000 for their provision of other services. Of this amount, $868,000 was paid with respect to tax planning and structuring projects, $689,000 was paid for the provision of accounting and taxation services in connection with the Company's initial public offering, $105,000 was paid for due diligence services performed with respect to acquisitions of businesses and $197,000 was paid for other accounting and taxation assistance.

    The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the caption ALL OTHER FEES is compatible with maintaining PricewaterhouseCoopers LLP's independence.

    In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

    The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of Stockholders to be held in 2002 (the "2002 Annual Meeting"), stockholder proposals must be received no later than December 7, 2001. To be considered for presentation at the 2002 Annual Meeting, although not included in our proxy materials, proposals must be received no later than March 9, 2002 nor earlier than February 7, 2002. Proposals received after
March 9, 2002 will not be voted on at the 2002 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the 2002 Annual Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of James C. Foster, Chairman, Chief Executive Officer and President, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887.

                           ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended
December 30, 2000 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to James C. Foster, Chairman, Chief Executive Officer and President, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ DENNIS R. SHAUGHNESSY
          ----------------------------------------------------------------------
                                          Dennis R. Shaughnessy
                                          SECRETARY

Wilmington, Massachusetts
April 6, 2001

                                   APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

    Charles River Laboratories' executive management is responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's discharge of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

    This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The audit committee and the board of directors will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

    Oversight of the financial reporting process, the system of internal financial and operating controls and the audit process.

GENERAL GUIDELINES

    SIZE, COMPOSITION AND TERM OF APPOINTMENT

    - The Audit Committee is a committee of the Board of Directors and shall consist of no fewer than three directors, each of whom shall be financially literate and at least one of whom shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD") or other regulatory body. The Committee shall be made up entirely of outside directors who are independent of management as defined by the relevant SEC, FASB and NASD rules. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

    MEETINGS

    - The Committee will meet on a quarterly basis and special meetings may be called when circumstances require.

    OVERSIGHT BY THE BOARD OF DIRECTORS

    - The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

    - The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities. The Board also will review and assess the adequacy of the Committee's Charter.

    AUTHORITY

    - The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities. The Committee acts on the Board's behalf in matters outlined below.

    INDEPENDENT AUDITORS

    - The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent public accountants. The committee will review with management the performance, appointment and/or termination of the independent public accountants.

    - The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1.

    - The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity an independence of the independent public accountants.

    - The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

    - The Committee will also review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

    - The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

    - The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

    FINANCIAL STATEMENTS

    - The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by Internal Audit, if any, and the independent public accountant). Such review will include a discussion of significant adjustments recorded or adjustments passed.

    - The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

    - The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

    - The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

    PRIVATE DISCUSSIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

    - The committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff, if any.

    AREAS REQUIRING SPECIAL ATTENTION

    - The Committee will instruct the independent public accountants and Internal Audit, if any, that the Committee expects to be advised if there are any areas that require special attention.

    POST-AUDIT REVIEW

    - The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

    LITIGATION

    - The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

                                   APPENDIX B
                      AMENDMENT TO THE 2000 INCENTIVE PLAN
                                       OF
                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

    The Charles River Laboratories International, Inc. 2000 Incentive Plan (the "Plan") be and hereby is amended by deleting the first sentence of Section 2(a) thereof in its entirety and inserting in lieu thereof the following:

    "A maximum of 3,789,000, shares of Stock may be delivered in satisfaction of Awards under the Plan."

    Adopted by the Board of Directors on March 9, 2001.

    Adopted by the Stockholders on          .

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                              2000 INCENTIVE PLAN

1.  ADMINISTRATION

    Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator has expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2.  LIMITS ON AWARD UNDER THE PLAN

    a. NUMBER OF SHARES. A maximum of 1,189,000, shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

    b. TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

    c. CERTAIN SHARE LIMITS. The maximum number of shares of Stock for which Stock Options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of Stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person during such period shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible to receive Awards covering up to the full number of shares of

Stock then available for Awards under the Plan. No Awards may be granted under the Plan after June 5, 2010, but previously granted Awards may extend beyond that date.

    d. OTHER AWARD LIMITS. No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and
(B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3.  ELIGIBILITY AND PARTICIPATION

    The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.  RULES APPLICABLE TO AWARDS

    a.  ALL AWARDS

       (1) TERMS OF AWARDS. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

       (2) PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

       (3) ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

       (4) TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

       (5) VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (I.E., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise:

           (A) immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

           (B) except as provided in (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this
               Section 4.a.(5), and shall thereupon terminate;

           (C) all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant's death or
               (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this
               Section 4.a.(5), and shall thereupon terminate; and

           (D) all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

    Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

       (6) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.

       (7) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

       (8) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

       (9) SECTION 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), except as otherwise permitted by the regulations at Treas. Regs.
           Section 1.162-27: (i) the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)); (ii) payment of the Award shall be conditioned upon prior certification by the Administrator that the Performance Criteria have been satisfied; and (iii) if the Performance Criteria with respect to the Award are not satisfied, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

    b.  AWARDS REQUIRING EXERCISE

       (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

       (2) EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option; PROVIDED, that except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, each Stock Option intended to qualify for the performance-based exception under
           Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

       (3) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following:
           (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant),
           (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

       (4) GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

    c.  AWARDS NOT REQUIRING EXERCISE

    Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.  EFFECT OF CERTAIN TRANSACTIONS

    a.  MERGERS, ETC.

    Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

    In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

    b.  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

       (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. For the avoidance of doubt, the 3,789,000 and 2,000,000 share limits expressed in Section 2 are intended to reflect the increased number of shares resulting from the share exchange approved on June 5, 2000; accordingly, no further adjustment in those limits shall be made under this Section 5.b. solely to reflect such exchange.

       (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

       (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.  LEGAL CONDITIONS ON DELIVERY OF STOCK

    The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.  AMENDMENT AND TERMINATION

    Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under
Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

8.  NON-LIMITATION OF THE COMPANY'S RIGHTS

    The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

9.  GOVERNING LAW

    The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

10. DEFINED TERMS.

    The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

    "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term "Administrator" shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

    "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

    "AWARD": Any or a combination of the following:

        (i) Stock Options.

        (ii) SARs.

       (iii) Restricted Stock.

        (iv) Unrestricted Stock.

        (v) Deferred Stock.

        (vi) Cash Performance Awards.

       (vii) Other Performance Awards.

      (viii) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

    "BOARD": The Board of Directors of the Company.

    "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

    "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

    "COMMITTEE": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to officers of the Company, except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

    "COMPANY": Charles River Laboratories International, Inc.

    "COVERED TRANSACTION": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

    "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

    "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

    "EXCLUDED TRANSACTION": A Covered Transaction in which

        (i) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company; or

        (ii) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

       (iii) (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction excluding such ownership as existed prior to the transaction and
             (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

    "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

    "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

    "PERFORMANCE AWARD": An Award subject to Performance Criteria.

    "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

    "PLAN": The Charles River Laboratories International, Inc. 2000 Incentive Plan as from time to time amended and in effect.

    "RESTRICTED STOCK": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

    "SECTION 162(m)": Section 162(m) of the Code.

    "SARS": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

    "STOCK": Common Stock of the Company.

    "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

    "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.

2061-PS-01

                                  DETACH HERE

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                             251 BALLARDVALE STREET
                              WILMINGTON, MA 01887
                                 (978) 658-6000

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 2001

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
               OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 8, 2001 at the Lanam Club, 260 North Main Street, Andover, Massachusetts and hereby appoints James C. Foster and Thomas F. Ackerman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                         -----------

                                  DETACH HERE

      PLEASE MARK
/X/   VOTES AS IN
      THIS EXAMPLE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                                                           FOR    AGAINST   ABSTAIN
1. Election of Directors (or if any nominee is not available     2. Proposal to increase by 2,600,000
for election, such substitute as the Board of Directors             the aggregate number of shares that    / /      / /       / /
may designate):                                                     may be delivered in satisfaction of
NOMINEES: (01) James C. Foster, (02) Robert Cawthorn,               awards under the 2000 Incentive Plan.
(03) Stephen D. Chubb, (04) Thompson Dean,
(05) Stephen C. McCluski, (06) Reid S. Perper,
(07) Douglas E. Rogers, (08) Samuel O. Thier,
(09) William Waltrip, (10) Henry Wendt III

          FOR                       WITHHOLD
          ALL    / /          / / VOTE FROM ALL
        NOMINEES                    NOMINEES                                                               FOR    AGAINST   ABSTAIN
                                                                 3. Proposal to ratify the appointment
                                                                    of PricewaterhouseCoopers LLP as the   / /      / /       / /
                                                                    Company's independent public
                                                                    accountants for the fiscal year ending
                                                                    December 29, 2001.

FOR ALL
NOMINEES  / /
EXCEPT
          ------------------------------------------
To withhold authority for any nominee mark "FOR ALL
NOMINEES EXCEPT" and write the nominee's number above.
                                                                 The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.


                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                / /


                                                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  / /


                                                                 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:___________________________  Date:______________    Signature:___________________________ Date:_____________
